CONSOLIDATED FINANCIAL STATEMENTS

Financial Guaranty Insurance Company and Subsidiaries
September 30, 2005

                    Financial Guaranty Insurance Company and Subsidiaries

                        Consolidated Financial Statements


                               September 30, 2005




                                    CONTENTS


Consolidated Balance Sheets at September 30, 2005 (Unaudited)
        and December 31, 2004 .......................................    1
Consolidated Statements of Income for the Three Months and Nine Months
        Ended September 30,  2005 and 2004 (Unaudited)...............    2
Consolidated Statements of Cash Flows for the Nine Months
        Ended September 30, 2005 and 2004 (Unaudited)................    3
Notes to Consolidated Financial Statements (Unaudited)...............    4

                    Financial Guaranty Insurance Company and Subsidiaries

                           Consolidated Balance Sheets

                       (Dollars in thousands, except per share amounts)


                                                           SEPTEMBER 30,   DECEMBER 31,
                                                               2005            2004
                                                          --------------------------------
                                                            (Unaudited)
ASSETS
Fixed maturity securities, available for sale, at fair
  value (amortized cost of  $3,145,832 in 2005 and
  $2,921,320 in 2004)                                        $ 3,135,392    $2,938,856
Short-term investments, at cost, which approximates fair
  value                                                          173,195       140,473
                                                          --------------------------------
Total investments                                              3,308,587     3,079,329

Cash and cash equivalents                                         81,850        69,292
Accrued investment income                                         41,679        36,580
Receivable for securities sold                                        56             -
Reinsurance recoverable on losses                                  1,895         3,054
Prepaid reinsurance premiums                                     110,636       109,292
Deferred policy acquisition costs                                 53,613        33,835
Recoverable on paid claims                                         4,686
Receivable from related parties                                      259           802
Property and equipment, net of accumulated depreciation
  of $723 in 2005 and  $164 in 2004                                2,607         2,408
Prepaid expenses and other assets                                  9,621         7,826
                                                          --------------------------------
Total assets                                                 $ 3,615,489    $3,342,418
                                                          ================================

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
   Unearned premiums                                           1,164,245     1,043,334
   Losses and loss adjustment expenses                            52,201        39,181
   Ceded reinsurance payable                                       3,018         3,826
   Accounts payable and accrued expenses                          26,406        22,874
   Payable for securities purchased                                7,120         5,715
   Obligations under capital lease                                 5,006         6,446
   Current federal income taxes payable                           10,795         4,401
   Deferred federal income taxes payable                          31,616        38,765
                                                          --------------------------------
Total liabilities                                              1,300,407     1,164,542
                                                          --------------------------------

Stockholders' equity:
  Common stock, par value $1,500 per share; 10,000 shares
    authorized, issued and outstanding                            15,000        15,000
  Additional paid-in capital                                   1,890,821     1,882,772
  Accumulated other comprehensive (loss) income, net of
    tax                                                          (8,063)        15,485
  Retained earnings                                              417,324       264,619
                                                          --------------------------------
Total stockholders' equity                                     2,315,082     2,177,876
                                                          --------------------------------
Total liabilities and stockholders' equity                   $ 3,615,489    $3,342,418
                                                          ================================


See accompanying notes to unaudited interim consolidated financial statements.



                    Financial Guaranty Insurance Company and Subsidiaries

                        Consolidated Statements of Income
                                   (Unaudited)

                             (Dollars in thousands)

                                                     THREE MONTHS ENDED           NINE MONTHS ENDED
                                                        SEPTEMBER 30                SEPTEMBER 30
                                                    2005           2004          2005          2004
                                                ---------------------------------------------------------
Revenues:
  Gross premiums written                          $    96,787   $    87,869    $   312,526   $   250,720
  Ceded premiums written                               (4,456)         (797)       (24,281)       (4,356)
                                                ---------------------------------------------------------
  Net premiums written                                 92,331        87,072        288,245       246,364
  Increase in net unearned premiums                   (37,537)      (37,312)      (118,911)     (112,251)
                                                ---------------------------------------------------------
  Net premiums earned                                  54,794        49,760        169,334       134,113

  Net investment income                                30,125        24,784         85,954        70,814
  Net realized (losses) gains                              (8)         (318)           110           460
  Other income                                            402           117            918           674
                                                ---------------------------------------------------------
Total revenues                                         85,313        74,343        256,316       206,061
                                                ---------------------------------------------------------

Expenses:
  Losses and loss adjustment expenses                  20,693         6,725         15,016         6,319
  Underwriting expenses                                22,133        18,723         59,777        53,075
  Policy acquisition costs deferred                    (8,169)       (8,563)       (25,796)      (24,874)
  Amortization of deferred policy acquisition
  costs                                                 1,873           745          5,874         1,086
                                                ---------------------------------------------------------
Total expenses                                         36,530        17,630         54,871        35,606
                                                ---------------------------------------------------------

Income before income taxes                             48,783        56,713        201,445       170,455
Income tax expense                                      9,376        14,759         48,740        41,802
                                                ---------------------------------------------------------
Net income                                        $    39,407   $    41,954    $   152,705   $   128,653
                                                =========================================================


See accompanying notes to unaudited interim consolidated financial statements.

                    Financial Guaranty Insurance Company and Subsidiaries

                      Consolidated Statements of Cash Flows
                                   (Unaudited)

                             (Dollars in thousands)

                                                                  NINE MONTHS ENDED
                                                                    SEPTEMBER 30,
                                                                2005             2004
                                                           ---------------------------------
OPERATING ACTIVITIES
Net income                                                 $     152,705   $        128,653
Adjustments to reconcile net income to net cash provided
  by operating activities:
    Amortization of deferred policy acquisition costs              5,874           1,086
    Policy acquisition costs deferred                            (25,796)        (24,874)
    Depreciation of property and equipment                           559              37
    Amortization of fixed maturity securities                     23,284          26,163
    Net realized gains on investments                               (110)           (460)
    Accrued investment income, prepaid expenses and other
      assets                                                      (6,894)         (5,649)
    Current federal income tax receivable                              -             126
    Reinsurance recoverable on losses                              1,159           3,885
    Other reinsurance receivables                                      -           5,295
    Prepaid reinsurance premiums                                  (1,344)         10,784
    Unearned premiums                                            120,911         101,466
    Losses and loss adjustment expenses                            8,334           1,055
    Ceded reinsurance payable, accounts payable and
      accrued expenses                                             1,285           3,303
    Receivable from related parties                                  543           9,641
    Current federal income taxes payable                           6,394           7,711
    Deferred federal income taxes payable                          4,091           5,617
                                                           ---------------------------------
Net cash provided by operating activities                        290,995         273,839
                                                           ---------------------------------

INVESTING ACTIVITIES
Sales and maturities of fixed maturity securities                 97,146         386,843
Purchases of fixed maturity securities                          (351,501)       (607,690)
Purchases, sales and maturities of short-term
  investments, net                                               (32,722)        (71,534)
Receivable for securities sold                                       (56)         13,243
Payable for securities purchased                                   1,405               -
Purchases of fixed assets                                           (758)         (1,483)
                                                           ---------------------------------
Net cash used in investing activities                           (286,486)       (280,621)
                                                           ---------------------------------

FINANCING ACTIVITIES                                                                   -
Capital contribution                                               8,049               -
                                                           ---------------------------------
Net cash provided by financing activities                          8,049               -
                                                           ---------------------------------

Net increase (decrease) in cash and cash equivalents              12,558          (6,782)
Cash and cash equivalents at beginning of period                  69,292          78,645
                                                           ---------------------------------
Cash and cash equivalents at end of period                 $      81,850    $     71,863
                                                           =================================

See accompanying notes to unaudited interim consolidated financial statements.

                    Financial Guaranty Insurance Company and Subsidiaries

                   Notes to Consolidated Financial Statements
                             (Unaudited) (Continued)

                             (Dollars in thousands)

1. BUSINESS AND ORGANIZATION

Financial Guaranty Insurance Company (the "Company") is a wholly owned subsidiary of FGIC Corporation (the "Parent"). The Company provides financial guaranty insurance for public finance and structured finance obligations. The Company began insuring public finance obligations in 1984 and structured finance obligations in 1988. The Company's financial strength is rated "Aaa" by Moody's Investors Service, Inc., "AAA" by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., and "AAA" by Fitch Ratings, Inc. The Company is licensed to engage in writing financial guaranty insurance in all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the U.S. Virgin Islands and, through a branch, in the United Kingdom. In addition, a United Kingdom subsidiary is authorized to write financial guaranty insurance in the United Kingdom and has passport rights to write business in other European Union member countries. The Company and Parent have formed subsidiaries to facilitate geographic and business expansion. As used in these notes, the term "Company" refers to Financial Guaranty Insurance Company and/or its subsidiaries.

On December 18, 2003, an investor group consisting of The PMI Group, Inc. ("PMI"), affiliates of the Blackstone Group L.P. ("Blackstone"), affiliates of the Cypress Group L.L.C. ("Cypress") and affiliates of CIVC Partners L.P. ("CIVC"), collectively the "Investor Group," completed the acquisition of the Parent from a subsidiary of General Electric Capital Corporation ("GE Capital") in a transaction valued at approximately $2,200,000 (the "Transaction"). At the closing of the Transaction, the Investor Group, acting through an affiliate, paid GE Capital a cash purchase price of approximately $1,600,000, which was funded by equity investments by the Investor Group and borrowings of approximately $227,300 under a bridge loan facility within an affiliate of Bank of America Corporation. On January 12, 2004, the Parent issued $250,000 of senior notes due on January 15, 2034. The notes pay interest on January 15 and July 15 of each year at a rate of 6% per annum. The proceeds were used to repay the outstanding bridge loan, plus accrued and unpaid interest, and the remaining proceeds were retained by the Parent to pay interest on the notes. As part of the Transaction, Banc of America Securities, LLC ("BOA") received warrants to purchase Parent common stock. Under the agreement, BOA can subscribe for and purchase up to approximately 11,451 shares at an exercise price of six hundred dollars per share. The warrants are exercisable in whole or in part prior to December 18, 2013. As of September 30, 2005, no warrants had been exercised. In addition, the Parent paid GE Capital approximately $284,300 in pre-closing dividends and GE Capital retained 2,346 shares of Parent Convertible Preferred Stock with an aggregate liquidation preference of $234,600, and approximately 5% of the outstanding Parent's common stock. PMI is the largest stockholder of the Parent, owning approximately 42% of its common stock at September 30, 2005 and December 31, 2004. Blackstone, Cypress and CIVC owned approximately 23%, 23% and 7% of the Parent's common stock, respectively, at September 30, 2005 and December 31, 2004.

                    Financial Guaranty Insurance Company and Subsidiaries

                   Notes to Consolidated Financial Statements
                             (Unaudited) (Continued)

                             (Dollars in thousands)


2. BASIS OF PRESENTATION

The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany balances have been eliminated.

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States ("GAAP") for interim financial information. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for fair presentation have been included. Operating results for the three- and nine-month periods ended
September 30, 2005 are not necessarily indicative of results that may be expected for the full year ending December 31, 2005. These unaudited interim consolidated financial statements should be read in conjunction with the audited consolidated financial statements for the year ended December 31, 2004, including the accompanying notes.

Certain 2004 amounts have been reclassified to conform to the 2005 presentation.

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. Actual results could differ from those estimates.

3. REVIEW OF FINANCIAL GUARANTY INDUSTRY ACCOUNTING PRACTICES

The Securities and Exchange Commission ("SEC") staff has commenced a review of the accounting practices of publicly held financial guaranty industry companies with respect to loss reserves, and the Financial Accounting Standards Board ("FASB") staff is considering whether additional accounting guidance is necessary to address loss reserving and certain other practices in the financial guaranty industry. When the FASB or the SEC reaches a conclusion on this issue, the Company, along with other companies in the financial guaranty industry, may be required to change certain aspects of accounting for loss reserves, premium income and deferred acquisition costs. The FASB review is ongoing and it is not possible to predict the impact, if any, that this review, or the one by the SEC, may have on the Company's accounting practices.

4. PREMIUM REFUNDINGS

When an obligation insured by the Company is refunded prior to the end of the expected policy coverage period, any remaining unearned premium is recognized. A refunding occurs when an insured obligation is called or legally defeased prior to the stated maturity.

                    Financial Guaranty Insurance Company and Subsidiaries

                   Notes to Consolidated Financial Statements
                             (Unaudited) (Continued)

                             (Dollars in thousands)


4. PREMIUM REFUNDINGS (CONTINUED)

Premiums earned include $46,166 and $36,217 for the nine months ended September 30, 2005 and 2004, respectively, and $10,210 and $15,522 for the three months ended September 30, 2005 and 2004, respectively, related to the accelerated recognition of unearned premiums in connection with refundings.

5. LOSS RESERVES AND LOSS ADJUSTMENT EXPENSES

Loss reserve and loss adjustment expenses are regularly reviewed and updated based on claim payments and the results of ongoing surveillance. The Company's ongoing insured portfolio surveillance is designed to identify impaired obligations and thereby provide a materially complete recognition of losses for each accounting period. The reserves are necessarily based upon estimates and subjective judgments about the outcome of future events, and actual results will likely differ from these estimates. At September 30, 2005, the Company had case reserves of $30,319, credit watchlist reserves of $20,841 and a loss adjustment expense reserve of $1,041. Case reserves and credit watchlist reserves at September 30, 2005 include $8,784 and $12,055, respectively, of estimated losses related to obligations impacted by Hurricane Katrina (see Note 12). At December 31, 2004, the Company had case reserves of $14,686, credit watchlist reserves of $23,484 and a loss adjustment expense reserve of $1,011.

6. INCOME TAXES

The Company has a tax sharing agreement with the Parent, which files a consolidated Federal income tax return.

The Company's effective federal corporate tax rate (24.2% and 24.5% for the nine months ended September 30, 2005 and 2004, respectively, 19.2% and 26.0% for the three months ended September 30, 2005 and 2004, respectively) is less than the statutory corporate tax rate (35%) on income due to permanent differences between financial and taxable income, principally tax-exempt interest.

7. REINSURANCE

Net premiums earned are shown net of ceded premiums earned of $17,712 and $15,140 for the nine months ended September 30, 2005 and 2004, respectively, and $6,074 and $6,111 for the nine months ended September 30, 2005 and 2004, respectively.

                    Financial Guaranty Insurance Company and Subsidiaries

                   Notes to Consolidated Financial Statements
                             (Unaudited) (Continued)

                             (Dollars in thousands)


8. COMPREHENSIVE INCOME (LOSS)

Accumulated other comprehensive (loss) income of the Company consists of net unrealized gains on investment securities and foreign currency translation adjustments.

The components of total comprehensive income for the three-month and six-month periods ended September 30, 2005 and 2004 are as follows:

                                NINE MONTHS ENDED
                                  SEPTEMBER 30,
                                     2005           2004
                                -------------- --------------
Net income                      $     152,705  $     128,653
Other comprehensive (loss)
  income                              (23,548) 10,465
                                -------------- --------------
Total comprehensive income      $     129,157  $     139,118
                                ============== ==============

                               THREE MONTHS ENDED
                                  SEPTEMBER 30,
                                     2005           2004
                                -------------- --------------
Net income                      $      39,407  $
                                               41,954
Other comprehensive (loss)
  income                              (30,529)        58,056
                                -------------- --------------
Total comprehensive income      $       8,878    $
                                               100,010
                                ============== ==============

The components of other comprehensive income (loss) for the three-month and six-month periods ended September 30, 2005 and 2004 are as follows:

                                                   NINE MONTHS ENDED SEPTEMBER 30, 2005
                                               ----------------------------------------------
                                                   BEFORE-           TAX          AMOUNT
                                                 TAX AMOUNT                     NET OF TAX
                                               ---------------- -------------- --------------

Unrealized holding losses arising during the
  period                                       $     (27,881)  $       9,759   $     (18,122)
Less reclassification adjustment for gains
  realized
  in net income                                         (110)             38             (72)
                                               --------------- --------------- --------------
Unrealized losses on investments                     (27,991)          9,797         (18,194)
Foreign currency translation adjustment               (8,237)          2,883          (5,354)
                                               --------------- --------------- --------------
Total other comprehensive loss                 $     (36,228)  $      12,680   $     (23,548)
                                               =============== =============== ==============


                    Financial Guaranty Insurance Company and Subsidiaries

                   Notes to Consolidated Financial Statements
                             (Unaudited) (Continued)

                             (Dollars in thousands)



8. COMPREHENSIVE INCOME (LOSS) (CONTINUED)

                                                  THREE MONTHS ENDED SEPTEMBER 30, 2005
                                               ---------------------------------------------
                                                  BEFORE-           TAX          AMOUNT
                                                 TAX AMOUNT                    NET OF TAX
                                               --------------- -------------- --------------
Unrealized holding losses arising during the   $     (43,713)  $      15,299  $     (28,414)
  period
Less reclassification adjustment for losses
  realized
  in net income                                            8              (3)             5
                                               --------------- -------------- --------------
Unrealized losses on investments                     (43,705)         15,296        (28,409)
Foreign currency translation adjustment               (3,263)          1,143         (2,120)
                                               --------------- -------------- --------------
Total other comprehensive loss                 $     (46,968)  $      16,439  $     (30,529)
                                               =============== ============== ==============


                                                   NINE MONTHS ENDED SEPTEMBER 30, 2004
                                               ---------------------------------------------
                                                  BEFORE-           TAX          AMOUNT
                                                 TAX AMOUNT                    NET OF TAX
                                               --------------- -------------- --------------
Unrealized holding gains arising during the    $      14,755   $      (5,164) $       9,591
  period
Less reclassification adjustment for gains
  realized
  in net income                                         (460)            161           (299)
                                               --------------- -------------- --------------
Unrealized gains on investments                       14,295          (5,003)         9,292
Foreign currency translation adjustment                1,804            (631)         1,173
                                               --------------- -------------- --------------
Total other comprehensive income               $      16,099   $      (5,634) $      10,465
                                               =============== ============== ==============


                                                 THREE MONTHS ENDED SEPTEMBER 30, 2004
                                              ---------------------------------------------
                                                  BEFORE-           TAX          AMOUNT
                                                TAX AMOUNT                     NET OF TAX
                                              ---------------- -------------- -------------
Unrealized holding gains arising during the
  period                                      $      88,860    $   (31,101)    $   57,759
Less reclassification adjustment for losses
  realized
  in net income                                         318           (111)           207
                                              ---------------- --------------- ------------
Unrealized gains on investments                      89,178        (31,212)        57,966
Foreign currency translation adjustment                 139            (49)            90
                                              ---------------- --------------- ------------
Total other comprehensive income              $      89,317    $   (31,261)    $   58,056
                                              ================ =============== ============


                    Financial Guaranty Insurance Company and Subsidiaries

                   Notes to Consolidated Financial Statements
                             (Unaudited) (Continued)

                             (Dollars in thousands)


9. VARIABLE INTEREST ENTITIES

In January 2003, the FASB issued Financial Interpretation No. 46, Consolidation of Variable Interest Entities ("FIN 46"). FIN 46 requires variable interest entities to be consolidated by their primary beneficiaries if the entities do not effectively disperse risk among parties involved. Variable interest entities that effectively disperse risks will not be consolidated. FIN 46 requires disclosures for entities that have either a primary or significant variable interest in a variable interest entity. Management has evaluated the structured finance transactions insured by the Company and does not believe any such transactions require consolidation or disclosure under FIN 46.

During 2004, the Company arranged the issuance of contingent preferred trust securities by a group of special purpose Trusts (see Note 10). These Trusts are considered variable interest entities under FIN 46. However, the Company is not considered the primary beneficiary and therefore is not required to consolidate the Trusts.

10. PREFERRED TRUST SECURITIES

On July 19, 2004, the Company closed a new $300,000 facility, consisting of Money Market Committed Preferred Custodial Trust Securities ("CPS Securities"). This facility replaced a $300,000 "Soft Capital" facility previously provided by GE Capital. Each of six separate newly organized Delaware trusts (the "Trusts") issues $50,000 in perpetual CPS Securities on a rolling, 28-day auction rate basis. Proceeds from these securities are invested in high quality, short-term securities and held in the respective Trusts. Each Trust is solely responsible for its obligations, and has been established for the purpose of entering into a put agreement with the Company which obligates the Trusts at the Company's discretion, to purchase perpetual Preferred Stock of the Company. In this way, the program provides capital support to the Company by allowing it to obtain immediate access to new capital at its sole discretion at any time through the exercise of the put options. The Company recorded expense for the right to put its shares to the Trusts of $1,431 and $387 for the nine months ended September 30, 2005 and 2004, respectively, and $463 and $387 for the three months ended September 30, 2005 and 2004, respectively.

11. REVOLVING CREDIT FACILITY

The Parent, in conjunction with the Company, has a $200,000 senior unsecured revolving credit facility expiring on December 14, 2005. The facility is provided by a syndicate of banks and other financial institutions led by JPMorgan Chase, as administrative agent and sole lead arranger. During 2004, and for the nine months ended September 30, 2005, no draws were made under the facility.

                    Financial Guaranty Insurance Company and Subsidiaries

                   Notes to Consolidated Financial Statements
                             (Unaudited) (Continued)

                             (Dollars in thousands)

12. HURRICANE KATRINA

At September 30, 2005 the Company had insured public finance obligations with a net par in force ("NPIF") of approximately $4,128,173 in locations impacted by Hurricane Katrina. Approximately $2,059,614 of these obligations relates to locations designated by the U.S. Federal Emergency Management Administration ("FEMA") as eligible for both public and individual assistance ("FEMA-dual designated locations"); the remainder, or $2,068,559, of these obligations relates to locations designated by FEMA as eligible for individual assistance only. The Company believes that insured obligations in FEMA-dual designated locations are more likely to be impaired than obligations eligible for individual assistance only. Consequently, since the occurrence of Hurricane Katrina, the Company has focused its portfolio surveillance efforts related to Hurricane Katrina on evaluating its insured public finance obligations in the dual-designated locations. These FEMA-dual designated locations consists primarily of counties and parishes in Alabama, Mississippi and Louisiana.

As a result of this evaluation, the Company has placed insured public finance obligations with a NPIF totaling $977,345 on the credit watchlist. The insured public finance obligations placed on the credit watchlist consist of obligations located in the Parish of Orleans (in which New Orleans is located) and the immediately surrounding parishes. For the three months ended September 30, 2005, the Company recorded case reserves of $8,784, watchlist reserves of $12,055 and estimated reinsurance recoverables of $363 related to insured public finance obligations placed on the credit watchlist. The case reserves of $8,784 relate to an investor-owned utility with a NPIF of $75,000 that has entered into bankruptcy proceedings. The watchlist reserves of $12,055 were based on management's assessment that the associated insured public finance obligations have experienced impairment due to diminished revenue sources. The NPIF for the insured public finance obligations for which watchlist reserves of $12,055 have been established totals $503,083. The $503,083 (a subset of the $977,345) is supported by the revenue sources below:

               REVENUE SOURCE                 NET PAR IN FORCE
---------------------------------------------------------------
               General Obligation                      $90,079
               Hotel Tax                               169,750
               Sales Tax                               104,186
               Municipal Utility                       120,641
               Public Higher Education                  18,426
---------------------------------------------------------------
               TOTAL                                  $503,083
===============================================================

              Financial Guaranty Insurance Company and Subsidiaries

                   Notes to Consolidated Financial Statements
                             (Unaudited) (Continued)

                             (Dollars in thousands)


12. HURRICANE KATRINA (CONTINUED)

The Company historically has established watchlist reserves to recognize the potential for claims against the Company on insured obligations that are not presently in payment default, but which have migrated to an impaired level, where there is a substantial increased probability of default. These reserves reflect an estimate of probable loss given evidence of impairment, and a reasonable estimate of the amount of loss given default. The methodology for establishing and calculating the watchlist reserve relies on a categorization and assessment of the probability of default, and loss severity given default, of the specifically identified impaired obligations on the watchlist based on historical trends and other factors. The watchlist reserve is adjusted as necessary to reflect changes in the loss expectation inherent in the group of impaired credits. Case reserves are established for the value of estimated losses on particular insured obligations that are presently or likely to be in payment default at the balance sheet date, and for which the future loss is probable and can be reasonably estimated.

Given the unprecedented nature of the events and magnitude of damage in the affected areas, the loss reserves were necessarily based upon estimates and subjective judgments about the outcome of future events, including without limitation the amount and timing of any future federal and state aid. The loss reserves will likely be adjusted as additional information becomes available, and such adjustments may have a material impact on future results of operations. However, the Company believes that the losses ultimately incurred as result of Hurricane Katrina will not have a material impact on the Company's financial position.

For the three months ended September 30, 2005, the Company paid claims totaling $4,856 related to insured public finance obligations impacted by Katrina. The Company subsequently received reimbursements of $169 and $4,686 on September 12, 2005 and October 13, 2005, respectively, for these claims payments. At September 30, 2005, the $4,686 is reflected as a recoverable on paid claims.

The Company's structured finance insured portfolio was not significantly impacted by Hurricane Katrina, reflecting the geographic diversification of the credits comprising the insured structured finance obligations.